Exhibit 99.1

Nine Energy Service Announces Third Quarter 2026 Results

●	Revenue, net loss and adjusted EBITDAA of $142.0 million, $(5.1) million and $8.3 million, respectively, for the third quarter of 2026

●	Cementing revenue increased by 11% quarter over quarter

●	Total liquidity as of September 30, 2026 of $46.0 million

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE American: NINE) reported third quarter 2026 revenues of $142.0 million, net loss of $(5.1) million, or $(0.36) per basic and diluted share, and adjusted EBITDA of $8.3 million.

“Our third quarter financial results benefited from improving U.S. activity and stronger performance within Cementing, partially offset by continued operating constraints in Coiled Tubing where one of our large-diameter units remained out of service, as well as lower international Completion Tools activity compared with the second quarter due primarily to the timing of orders,” said Ann Fox, President and Chief Executive Officer of Nine Energy Service.

“Cementing delivered meaningful sequential improvement, supported by sustained customer demand, increased activity and continued market share gains. Historically, Cementing has served as an early indicator of broader completion activity, and we remain encouraged by current trends and the potential for improvement across our other completion-oriented businesses.”

“Based on current market conditions, we expect the improvement in U.S. activity levels to continue into the fourth quarter of 2026, with our cementing business positioned to benefit from sustained customer demand. Our large-diameter coiled tubing unit that remained out of service during the third quarter may return to service in December.”

“The pace of customer activity, the timing of the coiled tubing unit’s return, and the mix of product and service activity will continue to influence our near-term performance. Based on these factors, we currently expect fourth quarter revenue to be flat, but profitability to be modestly higher compared to the third quarter of 2026 due to a shift in revenue to our higher margin cementing and international tools business.”

“Across Nine, we remain focused on operational execution, technology development and cost discipline. We are encouraged by the stronger activity and customer demand experienced in several areas of the business.”

Operating Results

During the third quarter of 2026, the Company reported revenues of $142.0 million, gross profit of $13.3 million and adjusted gross profitB of $20.6 million.

During the third quarter of 2026, the Company reported general and administrative (“G&A”) expense of $16.5 million. Depreciation and amortization expense (“D&A”) in the third quarter of 2026 was $7.4 million.

The Company’s tax provision for the third quarter was approximately $0.1 million, primarily attributed to state and non-U.S. jurisdictions.

Liquidity and Capital Expenditures

During the third quarter of 2026, the Company reported net cash provided by operating activities of $4.7 million. Capital expenditures totaled $2.8 million during the third quarter of 2026 and $4.8 million during the second quarter of 2026. Capital expenditures totaled $1.9 million for the period from January 1, 2026 through March 5, 2026 and $3.7 million for the period from March 6, 2026 through March 31, 2026.1 The Company’s full-year 2026 capital expenditures guidance remains unchanged at $20 to $30 million, with the expectation of coming in near the midpoint of this range.

As of September 30, 2026, Nine’s cash and cash equivalents were $16.1 million. As of September 30, 2026, the Company had $29.9 million of availability under its revolving credit facility, resulting in a total liquidity position of $46.0 million as of September 30, 2026. On September 30, 2026, the Company had $98.7 million of borrowings under its revolving credit facility.

ABSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Tuesday, November 10, 2026, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 24, 2026, and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and enter passcode 13763046.

[1]	On March 5, 2026 (the “Plan Effective Date”), the Company emerged from bankruptcy, and in connection therewith, the Company applied fresh start accounting on such date. The application of fresh start accounting resulted in a new basis of accounting and the Company becoming a new entity for financial reporting purposes, which is referred to as the “Successor.” The Company prior to the application of fresh start account is referred to as the “Predecessor.” With the application of fresh start accounting, the Company allocated its reorganization value to its individual assets based on their estimated fair value. The Plan Effective Date fair values of the Successor’s assets and liabilities differ materially from their recorded values as reflected on the historical balance sheet of the Predecessor. Accordingly, the Predecessor and Successor financial information are not comparable. For additional information on the Company’s application of fresh start accounting, see Note 3 – Emergence from Bankruptcy in Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026.

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About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. Forward-looking statements included herein relate to, among other things, our strategy and prospects, future operations, financial position and financial results, estimated future revenues and earnings. All forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil-producing countries or regions, particularly Iran and elsewhere in the Middle East, Russia, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil-exporting nations; general economic conditions and inflation, particularly cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; our recent emergence from bankruptcy, which may adversely affect our business and relationships; seasonal and adverse weather conditions; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Josh Riley
Senior Vice President, Corporate Finance and Investor Relations
(281) 730-5100
investors@nineenergyservice.com

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NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Successor
	Three Months Ended
	September 30, 2026	June 30, 2026

Revenues	$142,005	$141,806
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	121,432	121,866
General and administrative expenses	16,452	15,609
Depreciation	7,242	7,038
Amortization of intangibles	205	205
Loss (gain) on sale of property and equipment	18	(23)
Loss from operations	(3,344)	(2,889)
Interest expense	1,908	1,878
Interest income	(116)	(99)
Other income	(164)	(162)
Loss before income taxes	(4,972)	(4,506)
Provision for income taxes	112	384
Net loss	$(5,084)	$(4,890)

Loss per share
Basic	$(0.36)	$(0.35)
Diluted	$(0.36)	$(0.35)
Weighted average shares outstanding
Basic	13,949,990	13,949,990
Diluted	13,949,990	13,949,990

Other comprehensive loss (income), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$130	$(96)
Total other comprehensive income (loss), net of tax	130	(96)
Total comprehensive loss	$(4,954)	$(4,986)

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NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	Successor
	September 30, 2026	June 30, 2026

Assets
Current assets
Cash and cash equivalents	$16,050	$16,849
Restricted cash	1,404	1,400
Accounts receivable, net	91,787	91,599
Inventories, net	56,991	48,769
Prepaid expenses	8,798	11,307
Other current assets	1,551	1,375
Total current assets	176,581	171,299
Property and equipment, net	102,131	106,572
Operating lease right of use assets, net	27,888	30,293
Finance lease right of use assets, net	70	36
Intangible assets, net	8,693	8,898
Other long-term assets	577	557
Total assets	$315,940	$317,655
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$46,249	$44,448
Accrued expenses	16,142	13,927
Income taxes payable	499	381
Current portion of long-term debt	—	1,606
Current portion of operating lease obligations	12,881	12,695
Current portion of finance lease obligations	50	37
Total current liabilities	75,821	73,094
Long-term liabilities
Long-term debt	98,728	97,344
Long-term operating lease obligations	14,610	17,188
Other long-term liabilities	892	459
Total liabilities	190,051	188,085

Stockholders’ equity
Successor common stock (70,000,000 shares authorized at $0.01 par value; 13,949,990 and 13,949,990 shares issued and outstanding at September 30, 2026 and June 30, 2026, respectively)	139	139
Additional paid-in capital	136,911	135,638
Accumulated other comprehensive income (loss)	66	(64)
Accumulated deficit	(11,227)	(6,143)
Total stockholders’ equity	125,889	129,570
Total liabilities and stockholders’ equity	$315,940	$317,655

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NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Successor
	Three Months Ended
	September 30, 2026	June 30, 2026

Cash flows from operating activities
Net loss	$(5,084)	$(4,890)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	7,242	7,038
Amortization of intangibles	205	205
Amortization of deferred financing costs and non-cash interest	2,027	1,905
Amortization of operating leases	3,664	3,618
Provision for doubtful accounts	223	4
Provision for inventory obsolescence	91	203
Stock-based compensation expense	1,273	573
Loss (gain) on sale of property and equipment	18	(23)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(396)	(3,343)
Inventories, net	(8,266)	1,554
Prepaid expenses and other current assets	2,335	1,488
Accounts payable and accrued expenses	5,165	(7,426)
Income taxes receivable/payable	113	13
Operating lease obligations	(3,667)	(3,606)
Other assets and liabilities	(230)	391
Net cash provided by (used in) operating activities	4,713	(2,296)
Cash flows from investing activities
Proceeds from sales of property and equipment	—	182
Purchases of property and equipment	(3,958)	(4,057)
Net cash used in investing activities	(3,958)	(3,875)
Cash flows from financing activities
Proceeds from Exit ABL Facility	—	5,000
Payments of short-term debt	(1,606)	(2,372)
Principal payments on finance leases	(27)	(13)
Net cash provided by (used in) financing activities	(1,633)	2,615
Impact of foreign currency exchange on cash	83	(60)
Net decrease in cash, cash equivalents, and restricted cash	(795)	(3,616)
Cash, cash equivalents, and restricted cash
Beginning of period	18,249	21,865
End of period	$17,454	$18,249

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NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Successor
	Three Months Ended
	September 30, 2026	June 30, 2026
Net loss	$(5,084)	$(4,890)
Interest expense	1,908	1,878
Interest income	(116)	(99)
Depreciation	7,242	7,038
Amortization of intangibles	205	205
Provision for income taxes	112	384
EBITDA	$4,267	$4,516
Restructuring charges and other expenses (1)	1,921	2,714
Stock-based compensation	1,273	573
Cash award expense	798	814
Loss (gain) on sale of property and equipment	18	(23)
Adjusted EBITDA	$8,277	$8,594

(1)	For the three months ended September 30, 2026 and June 30, 2026, amounts relate to professional fees incurred after the Plan Effective Date in relation to the Chapter 11 Cases as well as other costs associated with restructuring initiatives.

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NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Successor
	Three Months Ended
	September 30, 2026	June 30, 2026
Calculation of gross profit:
Revenues	$142,005	$141,806
Cost of revenues (exclusive of depreciation and amortization shown separately below)	121,432	121,866
Depreciation (related to cost of revenues)	7,100	6,901
Amortization of intangibles	205	205
Gross profit	$13,268	$12,834

Adjusted gross profit reconciliation:
Gross profit	$13,268	$12,834
Depreciation (related to cost of revenues)	7,100	6,901
Amortization of intangibles	205	205
Adjusted gross profit	$20,573	$19,940

A	Adjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation and certain cash award expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B	Adjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.

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